Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 31, 2009, except for Note 19, which is as of July 24, 2009 relating to the financial statements of Alestra, S. de R.L. de C.V., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ALBERTO CANO CHARLES

Alberto Cano Charles

PricewaterhouseCoopers, S.C.

Monterrey, N.L.

October 7, 2009